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                                                                    EXHIBIT 10.1

JUNE 15, 2004                                           [FIRST STATE BANK LOGO]

                                                        FIRST STATE BANK
Mr. Thomas W. Wright, Chairman of the Board             Corey J. Coughlin
First State Bank                                        President & CEO
                                                        (941) 330-1865 Direct
                                                        (727) 542-7103 Cell

Dear Tom,

At your direction, I am writing this letter to confirm our agreement regarding some elements of my compensation.

STOCK OPTIONS

I currently have options to purchase 30,000 shares of First State Financial Corporation common stock at $5.25. These options vest evenly over a five-year period at 6,000 shares a year, or at such time there is a change of control, whichever comes first. As of this writing, I am presently vested in 12,000 shares, with an additional 6,000 shares vested by December 31, 2004.

PERFORMANCE BONUS

The profit plan for the year ended December 31, 2004 calls for after tax earnings of $1.5 million and an ending asset level of $250 million. Should the bank achieve this level of assets and create this level of profitability, I will have earned a performance bonus of 30% of my base earnings. Should the bank grow more than the plan, or earn more than the plan, I will earn a larger bonus. The amount of this bonus will be at the discretion of the Chairman of the Board, however, the bonus will be paid before the end of the month following the end of the year.

I trust this letter is in agreement with your understanding. If that is the case, please execute the original and copy of this letter and send back to me.

Sincerely,                              ACCEPTED BY:

/s/ Corey J. Coughlin                   /s/ Thomas W. Wright
---------------------------------       ----------------------------
Corey J. Coughlin                       Thomas W. Wright, Chairman
President and CEO                       First State Bank
First State Financial Corporation
First State Bank

TWWright06-15-2004

                                EXECUTIVE OFFICE:
                     22 5, Links Avenue, Sarasota, FL 34236
                        (941) 925-9000 (941) 951-6189 FAX

                                                              [MEMBER FDIC LOGO]